    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 1999


                                                      REGISTRATION NO. 333-66025
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 NABISCO, INC.
             (Exact name of Registrant as specified in its charter)

                    NEW JERSEY                                          13-1841519
           (State or other jurisdiction                               (IRS Employer
        of incorporation or organization)                         Identification Number)

                                 7 CAMPUS DRIVE
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 682-5000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

        JAMES A. KIRKMAN III, ESQ.                          COPIES TO:
              NABISCO, INC.                          DAVID W. FERGUSON, ESQ.
              7 CAMPUS DRIVE                          DAVIS POLK & WARDWELL
       PARSIPPANY, NEW JERSEY 07054                    450 LEXINGTON AVENUE
              (973) 682-5000                         NEW YORK, NEW YORK 10017
   (Name, address, including zip code,                    (212) 450-4000
     and telephone number, including
     area code, of agent for service)

                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   From time to time after the effective date of this Registration Statement, as determined by the Registrant.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statements for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION--DATED DECEMBER 7, 1999


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus


[LOGO]

NABISCO, INC.
7 Campus Drive
Parsippany, New Jersey 07054-0311
(973) 682-5000

                                 $1,000,000,000
                                DEBT SECURITIES

                ------------------------------------------------

 We will provide the specific terms of these securities in supplements to this prospectus.
You should read this prospectus and the supplements carefully before you invest.

    ------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is December 7, 1999.

                               TABLE OF CONTENTS



About This Prospectus.................      2
Where You Can Find More Information...      2
Nabisco...............................      4
Recent Developments...................      4
Ratio of Earnings to Fixed
  Charges/Deficiency in the Coverage
  of Fixed Charges by Earnings Before
  Fixed Charges.......................      4
Use of Proceeds.......................      4
Description of Debt Securities........      5
Plan of Distribution..................     19
Legal Matters.........................     21
Experts...............................     21


                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web sit at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

    - Annual Report on Form 10-K for the year ended December 31, 1998 (filed on March 22, 1999);


    - Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999.



    - Current Reports on Form 8-K dated March 9 and June 14, 1999.


    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

    Nabisco, Inc.
    Attention: Public Relations Department
    7 Campus Drive
    Parsippany, New Jersey 07054
    Telephone: (973) 682-5000

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

    In addition, you may look at our SEC filings at the offices of the New York Stock Exchange (the "NYSE"), which is located at 20 Broad Street, New York, New York 10005. Our SEC filings are available at the NYSE because some classes of our securities are listed and traded on the NYSE. Our parent company, Nabisco Holdings Corp., which we will refer to as Nabisco Holdings in this document, has listed its Class A common stock on the NYSE.

                                    NABISCO

    Nabisco is one of the largest food businesses in the world. Through our domestic divisions, we manufacture and market cookies, crackers, snack foods, hard and bite-size candy, gum, nuts, hot cereals, pet snacks, dry-mix dessert products and other grocery products under established and well-known trademarks, including Oreo, Chips Ahoy!, Snackwell's, Newtons, Ritz, Premium, Nabisco Honey Maid Grahams, Triscuit, Air Crisps, Wheat Thins, Life Savers, Planters, A.1., Grey Poupon, Milk-Bone and Cream of Wheat.

    In Spain and in many of the 15 Latin American countries in which we have operations, Nabisco International, Inc., one of our subsidiaries, is a leading producer of biscuits, powdered dessert and drink mixes, baking powder, pasta, juices, milk products and other grocery items, as well as industrial yeast and bakery ingredients. Nabisco Ltd, which conducts our Canadian operations, is Canada's largest cookie and cracker business and one of Canada's leading producers of canned fruits, canned vegetables, fruit juices and drinks and pet snacks.

    Our principal executive offices are located at 7 Campus Drive, Parsippany, New Jersey 07054; our telephone number is (973) 682-5000.

                              RECENT DEVELOPMENTS

    On March 9, 1999, Nabisco Group Holdings Corp., named RJR Nabisco Holdings Corp., at the time, announced that its board of directors had approved a plan to spin-off its domestic tobacco business to its stockholders. On June 14, 1999, it completed the spin-off by distributing all of the outstanding shares of R.J. Reynolds Tobacco Holdings, Inc., formerly known as RJR Nabisco, Inc., to its stockholders and changing its name to Nabisco Group Holdings Corp. It continues to own 80.5% of Nabisco Holdings, which in turn continues to be our owner.

 RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY IN THE COVERAGE OF FIXED CHARGES
                        BY EARNINGS BEFORE FIXED CHARGES


    The ratio of earnings to fixed charges for the nine months ended
September 30, 1999 and for each year in the five-year period ended December 31, 1998 were as follows:



                                           NINE MONTHS                    FOR THE YEARS ENDED
                                              ENDED                           DECEMBER 31,
                                          SEPTEMBER 30,   ----------------------------------------------------
                                              1999          1998       1997       1996       1995       1994
                                          -------------   --------   --------   --------   --------   --------
Ratio of earnings to fixed charges......        2.6        --          3.0        1.3        2.4        1.8
Deficiency in the coverage of fixed
  charges by earnings before fixed
  charges
  (in millions of dollars)..............         --          34       --         --         --         --


    These computations include us and our subsidiaries. For purposes of these computations, "earnings" is determined by adding pre-tax income (loss) from continuing operations, amortization of capitalized interest and fixed charges and subtracting capitalized interest. "Fixed charges" is determined by adding interest on indebtedness, capitalized interest, amortized premiums, discounts and debt issuance costs and the portion of operating rental expense representing interest.

                                USE OF PROCEEDS

    We will use the net proceeds from the sale of the debt securities for general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES


    We will issue the debt securities under an indenture dated June 5, 1995 between us and our trustee, Citibank, N.A. As of September 30, 1999, we had approximately $2.8 billion aggregate principal amount of debt securities outstanding under the indenture. We have included the indenture as an exhibit to the registration statement of which this prospectus forms a part. The following description of certain provisions of the indenture and the debt securities summarizes their material terms, but it is not complete and is subject to the detailed provisions of the indenture. Please look at the actual indenture for a full description of important terms and provisions and other information regarding the debt securities. We have included a glossary of certain terms we use in this document on pp. 11-13, but you should look at the actual indenture if you do not fully understand a term or the way we use it in this prospectus.


    We sometimes refer below to specific sections of the indenture. When we do so, we indicate where you can find the relevant section in the indenture by noting the section number in parentheses. When we do refer to specific sections contained in the indenture or terms defined in the indenture, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the indenture and you should refer to the indenture itself for detailed, specific, legal descriptions. Whenever we offer debt securities, we will issue a prospectus supplement detailing their terms. We refer to the entire set of debt securities that we will actually offer in the future pursuant to this prospectus and any prospectus supplements we issue in the future as "offered debt securities." We use "debt securities" only to refer to any securities we are entitled to offer, though may not yet have offered, pursuant to this prospectus, which allows us to offer up to $1,000,000,000 aggregate principal amount of debt securities. The "offered debt securities" will therefore be a subset of the "debt securities" until we offer the entire $1,000,000,000 aggregate principal amount.

GENERAL


    Please see page 12 for definitions of Funded Debt, Restricted Subsidiaries and Consolidated Net Worth.


    The indenture allows us to issue debt securities in an unlimited amount from time to time. It does not limit the amount of additional indebtedness that we may incur and does not contain any provisions that would protect the holders of the debt securities if our credit quality declines due to highly leveraged or other transactions involving Nabisco. However, the indenture does limit the amount of additional Funded Debt that our Restricted Subsidiaries may incur to 10% of Consolidated Net Worth. The debt securities will rank equally with all of our other unsubordinated indebtedness which means they will have the same right to be repaid as all of our other unsubordinated indebtedness.

    The indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Special United States federal income tax considerations applicable to any debt securities so denominated will be described in the relevant prospectus supplement.

    To the extent such terms are applicable to such offered debt securities, please see the relevant prospectus supplement for the following terms of and information relating to the offered debt securities:

    - the specific designation, aggregate principal amount, purchase price and denomination

    - the currency, or units based on or relating to currencies, in which such offered debt securities are denominated and in which principal of, premium, if any, and any interest on such offered debt securities will or may be payable

    - any date of maturity

    - interest rate or rates or the method by which such rate or rates will be determined, if any

    - the dates on which any such interest will be payable

    - the place or places where the principal of, premium, if any, and any interest on the offered debt securities will be payable

    - any redemption, repayment or sinking fund provisions

    - whether the offered debt securities will be issuable in registered form or bearer form or both, and, if bearer debt securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer debt securities

    - any applicable United States federal income tax consequences, including whether and under what circumstances we will pay additional amounts on offered debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such offered debt securities rather than pay such additional amounts, and

    - any other specific terms of the offered debt securities, including any additional events of default or covenants provided for with respect to such offered debt securities, and any terms which may be required by or be advisable under applicable laws or regulations.

EXCHANGE, REGISTER AND TRANSFER

    The debt securities may be presented for exchange, registered and transferred in the manner, at the places and subject to the restrictions set forth in the debt securities and the relevant prospectus supplement. Subject to the limitations noted in the indenture, you will not have to pay for such services, except for any taxes or other governmental charges associated with such services. You may transfer any debt securities in bearer form and the associated coupons, if any, by delivering them.

INTEREST AND PRINCIPAL

    You will earn interest on the debt securities at either a fixed rate or a floating rate. We will sell any debt securities that bear no interest or bear interest at a rate that at the time of issuance is below the prevailing market rate at a discount below their stated principal amount. We will describe in the relevant prospectus supplement any special United States federal income tax considerations that apply to any such discounted debt securities or to certain of the debt securities issued at their stated principal amount but treated as having been issued at a discount for United States federal income tax purposes. We may, from time to time, issue debt securities for which we determine the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. If you hold such debt securities, you may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that varies depending upon the value on such dates of the applicable currency, commodity, equity index or other factors and is therefore greater than or less than the amount of principal or interest otherwise payable on such dates. In the applicable prospectus supplement, we will describe the methods for determining the amount of principal or interest payable on any date, including the currencies, commodities, equity indices or other factors which we will use to calculate the amount payable on such date. We will also describe certain additional tax considerations in the applicable prospectus supplement.

RANKING

    Claims by holders of the debt securities, when issued, will:

    - have the same right of payment as our senior indebtedness

    - have the right to be paid before any of our future subordinated debt

    However, we will pay the claims of holders of the debt securities only after we pay any claims of holders of the debt of our subsidiaries paid out of the assets of such subsidiaries.

    Please note further that even if our subsidiaries owe us money for outstanding intercompany debt, we will not be able to collect such debts to use to repay you until all of the claims of holders of the secured debt of such subsidiaries have been honored.

    The accompanying prospectus supplement describes the amount of our debt as of the most recently completed fiscal quarter that is:

    - ranking equally with the debt securities

    - secured

    - debt to which your debt securities are subordinated

    You should therefore read the statements in the accompanying prospectus supplement and treat them as if they were written here.

    Under certain circumstances, we may secure the debt securities equally and ratably with other senior indebtedness of Nabisco. See "Certain Covenants of Nabisco--Restrictions on Liens."

GLOBAL SECURITIES

    We may issue registered debt securities of a series in the form of one or more fully registered global debt securities that we will deposit with a depositary or with a nominee of a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or a nominee. In such a case, we will issue one or more registered global securities. On the face of such registered global securities, we will write the aggregate principal amount of the series of debt securities that such global registered securities represent. We will not allow the depositary or its nominee to transfer any registered global security unless and until we exchange it in whole or in part for debt securities in definitive registered form, except that:

    - the depositary may transfer the whole registered global security to a nominee

    - the depositary's nominee may transfer the whole registered global security to the depositary

    - the depositary's nominee may transfer the whole registered global security to another of the depositary's nominees

    - the depositary or its nominee may transfer the whole registered global security to its or its nominee's successor

    The Depository Trust Company, which may be a depositary, currently accepts only debt securities that are denominated in U.S. dollars.

DEPOSITARY ARRANGEMENTS

    We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

    We will limit ownership of beneficial interests in a registered global security to persons that have accounts with the depositary for such registered global security or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such registered global security that are beneficially owned by such participants.

    Any dealers, underwriters or agents participating in the distribution of such debt securities will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the registered global security and they will only be able to transfer such interests through the depositary's records. For people who hold through a participant, the relevant participant will maintain such records for beneficial ownership and transfer. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

    So long as the depositary or its nominee is the record owner of a registered global security, such depositary or its nominee will be considered the sole owner or holder of the debt securities represented by such registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by such registered global security registered in their names, and will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a registered global security desires to give or take any action allowed under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

INTEREST AND PREMIUM

    We will make payments of principal of, premium, if any, and any interest on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of such registered global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and neither will the trustee and its agents.

    We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of such registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in such registered global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

WITHDRAWAL OF DEPOSITARY

    If the depositary for any debt securities represented by a registered global security notifies us that it is unwilling or unable to continue as depositary or ceases to be eligible under applicable law, and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the relevant registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the Debt Securities of a series represented by one or more registered global securities and, in such event, we will issue debt securities of such series in definitive form in exchange for all of the registered global security or registered global securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names that the depositary gives to the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

BEARER GLOBAL SECURITIES

    We may also issue the Debt Securities of a series in the form of one or more bearer global securities that we will deposit with a common depositary for Euroclear and CEDEL, or with a nominee for such depositary identified in the prospectus supplement relating to such series. We will describe the specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a bearer global security in the prospectus supplement relating to such series.

CERTAIN COVENANTS OF NABISCO

    The following restrictions apply to each series of debt securities unless the terms of such series of debt securities provide otherwise.


    Please see page 11 for the definition of Attributable Debt and page 12 for definitions of Restricted Subsidiary, Principal Property, Consolidated Net Worth, Exempted Debt and Funded Debt.



RESTRICTIONS ON LIENS


    The indenture provides that we and our Restricted Subsidiaries will not mortgage or pledge as security for any indebtedness any:

    - shares of stock of a Restricted Subsidiary

    - indebtedness of a Restricted Subsidiary

    - other obligations of a Restricted Subsidiary

    - Principal Property

    The above restrictions apply regardless of whether we or our Restricted Subsidiary own the above items as of the date of the indenture or acquire them later. However, we and our Restricted Subsidiaries may secure indebtedness with such mortgages or pledges if the outstanding Debt Securities are equally and ratably secured by the same collateral.

    This covenant does not apply in the case of:

    - the creation at the time or within 120 days of an acquisition of any mortgage, pledge or other lien by way of merger, consolidation or other methods on any assets acquired after the date of the indenture that we create to secure the financing of any part of the purchase price of such assets

    - the assumption of any mortgage, pledge or other lien upon any assets acquired after the date of the indenture existing at the time of such acquisition

    - the acquisition of any assets subject to any mortgage, pledge or other lien if we do not assume such mortgage, pledge or lien

    (SEE SECTION 4.3(A) OF THE INDENTURE)

    Every such mortgage, pledge or lien created or assumed by us or a Subsidiary as part of an acquisition may only attach to the assets acquired together with fixed improvements thereon.

    This covenant also does not apply to:

    - any mortgage, pledge or other lien on any assets existing at the date of the indenture

    - any mortgage, pledge or other lien on any assets in favor of us or a Restricted Subsidiary

    - any mortgage, pledge or other lien on any Principal Property to finance construction or improvements on such Principal Property

    - any mortgage, pledge or other lien on any assets incurred to issue tax-exempt governmental obligations

    - any renewal of or substitution for any of the above-listed permitted mortgages, pledges or other liens

    (SEE SECTION 4.3(A) OF THE INDENTURE)

    Please note that we (or any Restricted Subsidiary) may create or assume liens in addition to those just listed and we (or any Restricted Subsidiary) may renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, (and after giving it effect) Exempted Debt does not exceed 10% of Consolidated Net Worth. (SEE
SECTION 4.3(B) OF THE INDENTURE)

    RESTRICTIONS ON SALE AND LEASE-BACK TRANSACTIONS. The indenture provides that we will not (and will not permit any Restricted Subsidiary to) sell or transfer, directly or indirectly, except to us or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less after which use of such property will be discontinued. However, we or any Restricted Subsidiary may sell Principal Property and lease it back for a longer period if:

    - we or our Restricted Subsidiary would be entitled, pursuant to the provisions of Section 4.3(a) of the indenture described above under "Restrictions on Liens," to create a mortgage on the property to secure Funded Debt in an amount equal to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the outstanding Debt Securities, or

    - we promptly inform the trustee of such transaction, the net proceeds of the transaction are at least equal to the fair value of the property determined by board resolution of Nabisco and we apply an amount equal to the net proceeds of the sale to the retirement, within 120 days after receipt of such proceeds, of Funded Debt, which includes the debt securities, incurred or assumed by us or a Restricted Subsidiary.

    We may, within 75 days of the sale, instead of using such net proceeds for retirement, deliver to the applicable trustee for cancellation either debentures or notes evidencing our Funded Debt, which includes outstanding debt securities, or Funded Debt of a Restricted Subsidiary, and use any remaining net proceeds to retire Funded Debt. (SEE SECTION 4.4(A) OF THE INDENTURE.)

    Regardless of the above restrictions, we or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted transactions outlined above without any obligation to retire any outstanding Debt Securities or other Funded Debt if, when we enter into a sale and lease-back transaction, Exempted Debt does not exceed 10% of Consolidated Net Worth. (SEE SECTION 4.4(B) OF THE INDENTURE)

    RESTRICTIONS ON FUNDED DEBT OF RESTRICTED SUBSIDIARIES. Under the indenture, we may not allow a Restricted Subsidiary to create, assume or permit to exist any Funded Debt other than:

    - Funded Debt secured by a mortgage, pledge or lien permitted under the provisions of Section 4.3(a) of the indenture described above under "Restrictions on Liens"

    - Funded Debt owed to us or another Restricted Subsidiary

    - Funded Debt of a corporation existing at the time it becomes a Restricted Subsidiary

    - Funded Debt existing on the date of the indenture

    - Funded Debt created to issue tax exempt governmental obligations

    - renewals, extensions or replacements of the foregoing

    In addition, we may not allow a Restricted Subsidiary to guarantee any Funded Debt directly or indirectly through any arrangement substantially the equivalent of a guarantee, except for:

    - guarantees existing on the date of the indenture

    - guarantees that a Restricted Subsidiary is obligated to give as of the date of the indenture

    - guarantees of Funded Debt secured by a mortgage, pledge or lien permitted under the provisions of Section 4.3(a) of the indenture described above under "Restrictions on Liens"

    - renewals, extensions or replacements of the foregoing

    (SEE SECTION 4.5(A) OF THE INDENTURE)

    However, a Restricted Subsidiary may create, assume or guarantee Funded Debt in addition to that otherwise permitted, and renew, extend or replace such Funded Debt, if at the time of such creation, assumption, guarantee, renewal, extension or replacement, and after giving it effect, Exempted Debt does not exceed 10% of Consolidated Net Worth. (SEE SECTION 4.5(B) OF THE INDENTURE)

    The indenture does not contain provisions which would protect the holders of the Debt Securities in the event of a decline in our credit quality resulting from a change of control transaction, a highly leveraged transaction or other similar transactions involving us.

CERTAIN DEFINITIONS

    The term "Attributable Debt" as defined in the indenture means, when used in connection with a sale and lease-back transaction referred to above under "Restrictions on Sale and Lease-Back Transactions," on any date on which the amount of Attributable Debt thereof is to be determined, the product of:

    - the net proceeds from such sale and lease-back transaction multiplied by

    - a fraction,

       - the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and lease-back transaction remaining at the date of the making of such computation, without regard to any options to renew or extend such term,

       - the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

    The term "Consolidated Net Worth" as defined in the indenture means, at any date of determination, the consolidated stockholders' equity of Nabisco, as set forth on the then most recently available consolidated balance sheet of Nabisco and its consolidated subsidiaries.

    The term "Exempted Debt" as defined in the indenture means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:

    - indebtedness of us and our Restricted Subsidiaries incurred after the date of the indenture and secured by liens created or assumed or permitted to exist pursuant to Section 4.3(b) of the indenture described above under "Restrictions on Liens"

    - Attributable Debt of us and our Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to Section 4.4(b) of the indenture described above under "Restrictions on Sale and Lease-Back Transactions"

    - Funded Debt of Restricted Subsidiaries created, assumed, guaranteed or otherwise incurred or permitted to exist pursuant to Section 4.5(b) of the indenture described above under "Restrictions on Funded Debt of Restricted Subsidiaries"

    The term "Funded Debt" as defined in the indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms renewable or extendible, at our option, beyond one year from its creation.

    The term "holder" or "securityholder," as defined in the indenture, means the registered holder of any Debt Security with respect to registered Debt Securities and the bearer of any unregistered Debt Security or any associated coupon, as the case may be.

    The term "original issue discount security," as defined in the indenture means any Debt Security that provides for an amount less than its principal amount to be due and payable upon a declaration of acceleration of its maturity pursuant to Section 6.2 of the indenture.

    The term "Principal Property" as defined in the indenture means land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by us or a Restricted Subsidiary primarily for processing, producing, packaging or storing our products, raw materials, inventories, or other materials and supplies, located within the United States of America, and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Worth as of the date of such determination. Principal Property does not include any property financed through the issuance of tax-exempt government obligations or any property that our board, by a resolution, determines is not materially important for the businesses conducted by us or a Restricted Subsidiary, effective from the date our Board adopts any such resolution.

    The term "Restricted Subsidiary" as defined in the indenture means any subsidiary organized and existing under the laws of the United States that:

    - conducts its principal business in the United States

    - owns or leases pursuant to a capital lease any Principal Property, and

    - in which our investment and the investment of our subsidiaries exceeds 5% of Consolidated Net Worth as of the date of such determination

    Restricted Subsidiary does not include the following, though:

    - any subsidiary whose business consists principally of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination of such operations

    - any subsidiary formed or acquired after the date of the indenture to acquire the business or assets of another person but not to acquire all or any substantial part of the business or assets of us or a Restricted Subsidiary

    Our board may, by resolution, declare any subsidiary a Restricted Subsidiary as of the date of such resolution. Our board may also rescind any such declaration, effective the date of the resolution that rescinds the declaration.

    The term "subsidiary" as defined in the indenture means, with respect to any person, corporation, association or other business entity "A," any other person, corporation, association or other business entity "B" in which "A" owns, directly or indirectly, more than 50% of the outstanding voting stock.

RESTRICTIONS ON MERGERS AND SALES OF ASSETS

    Under the indenture, we may not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets as an entirety or substantially as an entirety in one transaction or a series of related transactions to any person other than a consolidation with or merger with or into a subsidiary or a sale, conveyance, transfer, lease or other disposition to a subsidiary or permit any person to merge with or into us unless:

    - we are the surviving person, or

    - the person formed by such consolidation, into which we merge or that acquires or leases our property and assets:

       - is a corporation organized and validly existing under the laws of the United States

       - expressly assumes, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the debt securities

       - we deliver to the trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture comply with the indenture and that the supplemental indenture constitutes a legal, valid, binding and enforceable obligation of such person subject to customary exceptions

       - we deliver to the trustee an officers' certificate and opinion of counsel to the effect that immediately after giving effect to such transaction, no default shall have occurred and be continuing

        (SEE SECTION 5.1 OF THE INDENTURE)

EVENTS OF DEFAULT

    The following are Events of Default under the indenture for any debt securities:

    - we default in the payment of principal of such debt securities when due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise

    - we default in the payment of interest on such debt securities when due and payable, and such default continues for a period of 30 days

    - we default in the performance of or breach any other covenant or agreement in the indenture with respect to such debt securities or in the debt securities themselves and such default or breach continues for a period of 30 consecutive days after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the debt securities of all series affected thereby

    - an involuntary case or other proceeding is commenced against us or any Restricted Subsidiary with respect to debts under any bankruptcy, insolvency or other similar law seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of us or any substantial part of our property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or any order for relief is entered against us or any Restricted Subsidiary under the federal bankruptcy laws

    - we or any Restricted Subsidiary:

       - commence a voluntary case under any applicable bankruptcy, insolvency or other similar law or consent to the entry of an order for relief in an involuntary case under any such law

       - consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or any Restricted Subsidiary or for all or substantially all of our property and assets or of any Restricted Subsidiary

       - effect any general assignment for the benefit of creditors

    - any other Event of Default established for such series of debt securities occurs. (SEE SECTION 6.1 OF THE INDENTURE)

    The indenture provides that if an Event of Default occurs, the trustee or holders of at least 25% in aggregate principal amount of any affected series of debt securities may declare the entire principal or principal minus the discount in case of original issue discount securities of and accrued interest on such debt securities immediately due and payable upon written notice to us unless the entire principal has already become due and payable, in which case no notice is necessary.

    If an Event of Default occurs due to a voluntary or involuntary bankruptcy or similar proceeding, as described above, then the entire principal of and accrued interest on all outstanding debt securities will automatically become due and payable without any notice to us.

    Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the holders of a majority in principal of the then outstanding debt securities of all series that have been accelerated (voting as a single class). (SEE SECTION 6.2 OF THE INDENTURE)

    The indenture contains a provision under which, subject to the duty of the trustee during a default to act with the required standard of care:

    - the trustee may rely upon and will be protected in acting or refraining from acting based on any documentary evidence of an Event of Default it obtains that it believes to be genuine and to have been signed or presented by the proper person or persons and the trustee need not investigate any fact or matter stated in the document, but the trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit

    - before the trustee acts or refrains from acting, it may require an officers' certificate and/or an opinion of counsel that conform to the requirements of the indenture and the trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion

    - whenever in performing its duties the trustee deems it necessary or desirable that a matter be proved or established prior to taking or allowing or omitting any action under the indenture, unless other evidence is specifically prescribed in the indenture, such matter may, in the absence of negligence or bad faith on the part of the trustee, be deemed conclusively proved and established by an officers' certificate delivered to the trustee, and such certificate, in the absence of negligence or bad faith on the part of the trustee, shall protect the trustee for any action taken, allowed or omitted by it under the provisions of the indenture

    - the trustee may act through outside attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care

    - any request, direction, order or demand of Nabisco mentioned in the indenture will be sufficiently evidenced by an officers' certificate unless other evidence is specifically prescribed in the indenture; and any board resolution may be evidenced by a copy certified by our Secretary or our Assistant Secretary

    - the trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction

    - the trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the holders in accordance with the indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the indenture

    - the trustee may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection for any action taken or omitted by it under the indenture in good faith and in reliance thereon

    - prior to the occurrence of an Event of Default under the indenture and after the curing or waiving of all Events of Default, the trustee shall not be bound to make an investigation into the facts or matters stated in any document without a written request from the holders of at least a majority in aggregate principal amount of the debt securities of all affected series then outstanding

    If the trustee believes that payment within a reasonable time of the costs, expenses or liabilities likely to be incurred by it in making such an investigation is not reasonably assured by the security provided by the indenture, the trustee may require reasonable indemnity against such expenses or liabilities before proceeding. (SEE SECTION 7.2 OF THE INDENTURE)

    Subject to indenture provisions for the indemnification of the trustee and certain other limitations, the holders of at least a majority in aggregate principal amount or, if any Debt Securities are original issue discount securities, such portion of the principal as may be specified by their terms, of the outstanding debt securities of all series affected when treated as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Debt Securities of such series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders that do not join in giving such direction. The trustee may take any other action it deems proper that is not inconsistent with any directions received from holders of Debt Securities. (SEE SECTION 6.5 OF THE INDENTURE)

WAIVER

    Subject to various provisions in the indenture, the holders of at least a majority in principal amount or, if the debt securities are original issue discount securities, such portion of the principal as may be specified by their terms, of the outstanding debt securities of all series affected when treated as a single class, by notice to the trustee, may waive an existing default or Event of Default with respect to the debt securities of such series and its consequences, except a default in the payment of principal of or interest on any Debt Security or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security affected. Upon any such waiver, such default ceases to exist and any Event of Default resulting from such a default will cease to exist for every purpose of the indenture. However, no such waiver will extend to any subsequent or other default or Event of Default. (SEE SECTION 6.4 OF THE INDENTURE)

PROCEEDINGS BY HOLDERS

    The indenture provides that no holder of debt securities may institute any proceeding with respect to the indenture or the debt securities, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

    - the holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities

    - the holders of at least 25% in aggregate principal amount of all series affected make a written request to the trustee to institute proceedings in its own name as trustee under the indenture

    - the holder or holders offers to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with the request

    - the trustee fails to institute the requested proceeding for 60 days after its receipt of such notice, request and offer of indemnity

    - during such 60-day period, the holders of a majority in aggregate principal amount of the affected series do not give the trustee a direction inconsistent with the written request

    A holder may not use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder. (SEE SECTION 6.6 OF THE INDENTURE)

    We are required under Section 13 and Section 15(d) of the Exchange Act to file certain reports, information and documents, including our annual report, with the SEC. Within 15 days of any such filing, we must file copies with the trustee. (SEE SECTION 4.7 OF THE INDENTURE)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    The indenture allows us to terminate our obligations under the debt securities of a series and the indenture with respect to that series if:

    - all debt securities of the series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us under the indenture, or

    - the debt securities of the series mature within one year or they are all to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and we irrevocably deposit in trust with the trustee as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or U.S. government obligations or a combination of the two sufficient, without consideration of any reinvestment, to pay principal of and interest on the debt securities of the series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the indenture, and we deliver to the trustee an officers' certificate and an opinion of counsel, in each case stating that we have complied with all conditions provided for in the indenture relating to the satisfaction and discharge of the indenture with respect to the series, provided that U.S. government obligations or a combination of U.S. government obligations and money is sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee.

    - Our obligations to compensate and indemnify the trustee will however, survive any termination. (SEE SECTION 8.1 OF THE INDENTURE)

    The indenture lists certain conditions that we must satisfy to discharge our obligations concerning a series of debt securities. If we meet these conditions, any and all of our obligations related to the series will be discharged and the indenture will deem that we have paid in full any and all payments the indenture and the debt securities of the series require us to make ("legal defeasance"). In addition, if we meet the conditions, we may omit to comply with any term, provision or condition related to the series without creating an Event of Default ("covenant defeasance"). The conditions are as follows:

    - we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of the series, for payment of the principal and interest of the series, money or U.S. government obligations or a combination of the two sufficient without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments payable by the trustee, to pay and discharge the principal and accrued interest on such series to maturity or earlier redemption, irrevocably provided for under arrangements satisfactory to the trustee, as the case may be, provided that U.S. government obligations or a combination of U.S. government obligations and money is sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee.

    - such deposit does not breach, violate or constitute a default under the indenture or any other material agreement or instrument to which we are a party or by which we are bound

    - no default with respect to the series has occurred and is continuing on the date of the deposit

    - we have delivered to the trustee an opinion of counsel that the holders of the series will not recognize income, gain or loss for federal income tax purposes as a result of our defeasance and that the holders of the series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code, and

    - we have delivered to the trustee an officers' certificate and an opinion of counsel, in each case stating that we have complied with all conditions precedent provided for in the indenture relating to the defeasance

    In the case of legal defeasance, we may replace the opinion of counsel with a ruling directed to the trustee received from the Internal Revenue Service to the same effect. Subsequent to legal defeasance, our obligations will no longer be outstanding, except that our obligations to compensate and indemnify the trustee and our right to recover excess money held by the trustee shall survive. (SEE SECTIONS 8.2 AND 8.3 OF THE INDENTURE)

MODIFICATION OF THE INDENTURE

    The indenture provides that we and the trustee may amend or supplement the indenture or the Debt Securities of any series without notice to or the consent of any holder to:

    - cure any ambiguity, defect or inconsistency in the indenture (provided that such amendments or supplements do not materially and adversely affect the interest of the holder)

    - comply with Article 5 of the indenture

    - comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act

    - evidence and provide for the acceptance of appointments under the indenture with respect to the Debt Securities of any or all series by a successor trustee

    - establish the form or forms or terms of debt securities of any series or of the coupons of such Debt Securities as permitted under the indenture

    - provide for uncertificated or unregistered debt securities and make all appropriate changes for such purpose

    - make any change that does not materially and adversely affect the rights of any holder

    (SEE SECTION 9.1 OF THE INDENTURE)

    The indenture also allows us and the trustee, subject to certain conditions, to amend the indenture and the outstanding debt securities with the written consent of a majority in principal amount of the holders of all series of debt securities affected by such amendment, with all such series voting together as a single class. This majority may also waive future compliance by us with any provision of the indenture or such debt securities by written notice to the trustee.

    However, unless every affected holder consents, we may not:

    - extend the stated maturity of the principal, any sinking fund obligation or any installment of interest on such holder's debt security

    - reduce the principal amount

    - reduce the rate of interest, including any amount in respect of original issue discount

    - reduce any premium payable

    - adversely affect the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder

    - reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of maturity or reduce the amount provable in bankruptcy

    - change any place of payment where, or the currency in which, any debt security or any premium or interest is payable

    - impair the right to institute suit for the enforcement of any such payment on or after its due date

    - reduce the percentage in principal amount of outstanding debt securities of a series whose consent is required for any supplemental indenture, or for any waiver of convenants or defaults and their consequences under the indenture

    - waive a default in the payment of principal or interest on any debt security of such holder

    - modify any of the above provisions, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby

    A supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of holders of debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the indenture of the holders of debt securities of any other series or of the coupons related to such other debt securities. However, a holder does not have to approve the particular form of any proposed amendment, supplement or waiver for it to be valid; it is sufficient if such consent approves the substance. After such an amendment, supplement or waiver becomes effective, we will give to the affected holder a notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by us to mail such notice or any defect will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. (SEE
SECTION 9.2 OF THE INDENTURE)

CONCERNING THE TRUSTEE

    We and our affiliates maintain ordinary banking relationships with Citibank, N.A. and its affiliates. Citibank, N.A. is one of the senior managing agents under our principal credit agreements. Citibank, N.A. and its affiliates have also extended loans to Nabisco and its subsidiaries and provide them with other financial services.

                              PLAN OF DISTRIBUTION

    We may offer the debt securities directly to purchasers or indirectly through underwriters, dealers or agents. We may also offer them directly to underwriters, dealers or agents. We will name any such underwriters, dealers or agents in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

    - the terms of the offering of such debt securities

    - the proceeds we receive from such a sale

    - any underwriting discounts and other items constituting underwriters' compensation

    - any initial public offering price

    - any discounts or concessions allowed or reallowed or paid to dealers

    - any securities exchanges on which we may list such debt securities

    We may distribute the debt securities from time to time in one or more transactions at:

    - a fixed price

    - prices that may be changed

    - market prices at the time of sale

    - prices related to prevailing market prices

    - negotiated prices

    We will describe the method of distribution in the relevant prospectus supplement.

    If we use underwriters, in the relevant prospectus supplement we will:

    - name the managing underwriter, if any

    - name any other underwriters

    - disclose the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any

    The underwriters will acquire any such debt securities for their own accounts and they may resell the debt securities from time to time in one or more transactions, including:

    - negotiated transactions

    - at a fixed public offering price

    - at varying prices determined at the time of sale

    Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any debt securities will:

    - entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability

    - subject the obligations of the underwriters to certain conditions precedent

    - obligate the underwriters to purchase all debt securities offered in a particular offering if any such debt securities are purchased

    In connection with an offering of debt securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities. Specifically, underwriters may:

    - overallot in connection with the offering, creating a syndicate short position

    - bid for, and purchase, debt securities in the open market to cover syndicate short positions

    - bid for, and purchase, debt securities in the open market to stabilize the price of the Debt Securities

    - reclaim selling concessions allowed for distributing the debt securities in the offering if the syndicate repurchases previously distributed debt securities in syndicate covering transactions, in stabilization transactions or otherwise

    Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. Underwriters are not required to engage in these activities, and may end any of these activities at any time.

    If we use a dealer in an offering of debt securities, we will sell such Debt Securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

    If we use an agent in an offering of debt securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

    Dealers and agents named in a prospectus supplement may be considered underwriters of the debt securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act. In the ordinary course of business, we may engage in transactions with underwriters, dealers and agents and they may perform services for us.

    We may solicit offers to purchase debt securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement.

    If we authorize underwriters or other agents to solicit offers to purchase debt securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement. We must approve all purchasers under such contracts; the institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We will not subject the obligations of such purchasers to any conditions except that:

    - we will not allow such purchases if they violate the laws of any jurisdiction to which a proposed purchaser is subject, and

    - if we are also selling the debt securities to underwriters, we will not sell to the underwriters subject to delayed delivery

Underwriters and other agents will not be responsible for the validity or performance of such contracts.

    We will set forth in the relevant prospectus supplement the anticipated delivery date of debt securities and the prospectus delivery obligations of dealers.

                                 LEGAL MATTERS

    James A. Kirkman III, our Executive Vice President, General Counsel and Secretary, will pass upon the validity of the Debt Securities. Mr. Kirkman holds common stock and options to purchase the common stock of Nabisco Holdings, our parent. His common stock and options in the aggregate account for less than 0.1% of the outstanding shares of all classes of Nabisco Holdings' common stock.

                                    EXPERTS

    The financial statements incorporated in this prospectus by reference from the Nabisco, Inc. Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee............................................  $278,000
Blue Sky fees and expenses..................................    10,000*
Printing and engraving expenses.............................    75,000*
Legal fees and expenses.....................................   100,000*
Trustee fees and expenses...................................   250,000*
Accounting fees and expenses................................    75,000*
Miscellaneous...............................................    12,000*
                                                              --------
    Total...................................................  $800,000
                                                              ========

------------------------

*   Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 14A:3-5 of the New Jersey Business Corporation Act (the "Act") sets forth the extent to which our officers and directors may be indemnified against any liabilities which they may incur in their capacity as such. Section 14A:3-5 of the Act provides standard provisions that no indemnification shall be made if such person shall have been adjudged liable to a corporation unless the court in which such proceeding was brought determines upon application that the defendant, officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. In any case, a corporation must indemnify an officer or director against expenses (including attorney's fees) to the extent that he has been successful on the merits or otherwise or in defense of any claim or issue.

    Directors and officers of the Registrant may be indemnified under certain insurance policies maintained on our behalf. Section 7 of the form of underwriting agreement filed as Exhibit 1 to this registration statement provides for indemnification of directors, officers who sign the registration statement and controlling persons of Nabisco by the underwriters, and for indemnification of each underwriter and its controlling persons by us, against certain liabilities.

    Article IV of our Amended and Restated By-Laws provides for indemnification of the officers and directors to the full extent permitted by applicable law.

ITEM 16. EXHIBITS.


     EXHIBIT NO.                                DESCRIPTION
     -----------                                -----------
          1             Form of Underwriting Agreement Standard Provisions
                        (incorporated by reference to Exhibit 1 to the Registration
                        Statement on Form S-3 of Nabisco, Inc., Registration No.
                        33-93214, filed on June 7, 1995, as amended ("Form S-3,
                        Registration No. 33-93214")).
          3.1           Restated Certificate of Incorporation of Nabisco
                        (incorporated by reference to Exhibit 3.1 to Amendment
                        No. 1, filed on March 29, 1995, to the Registration
                        Statement on Form S-4 of Nabisco, Registration
                        No. 33-90224, filed on March 10, 1995 (the "Form S-4,
                        Registration No. 33-90224")).
          3.2           Amended Bylaws of Nabisco (incorporated by reference to
                        Exhibit 3.2 to Form S-4, Registration No. 33-90224).
          4.1           Indenture dated as of June 5, 1995 between Nabisco and
                        Citibank, N.A. (incorporated by reference to Exhibit 4.1 to
                        Form S-3, Registration No. 33-93214 (including forms of Debt
                        Securities).
          4.2           Form of Debt Securities (included in Exhibit 4.1 above).
          5             Opinion of James A. Kirkman III, Executive Vice President,
                        General Counsel and Secretary of Nabisco, regarding the
                        legality of the securities being registered.*
         12.1           Computation of Ratio of Earnings to Fixed Charges/Deficiency
                        in the Coverage of Fixed Charges by Earnings Before Fixed
                        Charges for the nine months ended September 30, 1999
                        (incorporated by reference to Exhibit 12 to Nabisco's
                        Quarterly Report on Form 10-Q for the three months ended
                        September 30, 1999).
         12.2           Computation of Ratio of Earnings to Fixed Charges/Deficiency
                        in the Coverage of Fixed Charges by Earnings Before Fixed
                        Charges for the five fiscal years ended December 31, 1998
                        (incorporated by reference to Exhibit 12 to Nabisco's Annual
                        Report on Form 10-K for the fiscal years ended December 31,
                        1996, 1997 and 1998).
         23.1           Consent of Deloitte & Touche LLP.
         23.2           Consent of James A. Kirkman III (included in the opinion
                        filed as Exhibit 5).*
         24             Powers of Attorney of Steven F. Goldstone, James M. Kilts,
                        James E. Healey, Herman Cain, John T. Chain, Jr., David B.
                        Jenkins and Kay Koplovitz.*
         24.1           Powers of Attorney of Julius L. Chambers, John
                        L. Clendenin, Ray J. Groves, Fred H. Langhammer, H. Eugene
                        Lockhart, Theodore E. Martin and Rozanne L. Ridgway.


*   Previously filed as an exhibit to the Registration Statement.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned hereby undertakes that:

        1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Nabisco, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Parsippany, State of New Jersey, on December 7, 1999.



                                                       NABISCO, INC.

                                                       By:             /s/ THOMAS J. PESCE
                                                            -----------------------------------------
                                                                         Thomas J. Pesce
                                                               SENIOR VICE PRESIDENT AND CONTROLLER
                                                                  (PRINCIPAL ACCOUNTING OFFICER)



    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on December 7, 1999.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *
     -------------------------------------------       Chairman of the Board         December 7, 1999
                 Steven F. Goldstone

                                                       Director, President and
                          *                              Chief Executive Officer
     -------------------------------------------         (Principal Executive        December 7, 1999
                   James M. Kilts                        Officer)

                                                       Executive Vice President and
                          *                              Chief Financial Officer
     -------------------------------------------         (Principal Financial        December 7, 1999
                   James E. Healey                       Officer)

                 /s/ THOMAS J. PESCE                   Senior Vice President and
     -------------------------------------------         Controller (Principal       December 7, 1999
                   Thomas J. Pesce                       Accounting Officer)

                          *
     -------------------------------------------                 Director            December 7, 1999
                     Herman Cain

                          *
     -------------------------------------------                 Director            December 7, 1999
                 John T. Chain, Jr.

                          *
     -------------------------------------------                 Director            December 7, 1999
                 Julius L. Chambers

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *
     -------------------------------------------                 Director            December 7, 1999
                  John L. Clendenin

                          *
     -------------------------------------------                 Director            December 7, 1999
                    Ray J. Groves

                          *
     -------------------------------------------                 Director            December 7, 1999
                  David B. Jenkins

                          *
     -------------------------------------------                 Director            December 7, 1999
                    Kay Koplovitz

                          *
     -------------------------------------------                 Director            December 7, 1999
                 Fred H. Langhammer

                          *
     -------------------------------------------                 Director            December 7, 1999
                 H. Eugene Lockhart

                          *
     -------------------------------------------                 Director            December 7, 1999
                 Theodore E. Martin

                          *
     -------------------------------------------                 Director            December 7, 1999
                 Rozanne L. Ridgway


*By:                /s/ JAMES A. KIRKMAN III
             --------------------------------------
                      James A. Kirkman III
                        Attorney-in-Fact